SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

FOREX INTERNATIONAL TRADING CORP.
(Name of Registrant as Specified in Its Charter)
______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

FOREX INTERNATIONAL TRADING CORP.
400 CONTINENTAL BLVD.
SUITE 600, EL SEGUNDO, CA 90245

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Forex International Trading Corp.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Forex International Trading Corp. (the "Company" or “Forex”), a Nevada corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you that our Board of Directors on July 10, 2014 approved the Amendment and the Reverse Stock Split. On or about July [xx], 2014, the Company received written consent in lieu of a meeting of stockholders from three (3) Stockholders (“Majority Stockholders”) holding 274,521,900 shares of Common Stock, 45,000 shares of Series B Preferred Stock, and 700 shares of Series C Preferred Stock, , together the holders of 51.27% of  the 535,409,629 possible votes outstanding; which includes 481,909,629 shares of common stock currently outstanding, 45,000 shares of the Series B Preferred Stock (which are entitled to 15,000,000 votes), and 700 shares of the Series C (which are entitled to 38,500,000 votes). The Majority Stockholders ratified, adopted and approved by written consent in lieu of an actual meeting the matters below:

•
The amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 400,000,000 shares to 2,000,000,000 shares, par value $0.0001

•	The amendment to the Articles of Incorporation to effect up to a one-for-ten thousand (1-10,000) reverse stock split of the Company’s Common Stock (the “Reverse Split”)

The Amendment and Reverse Split are more fully described in the accompanying Information Statement.  The Written Consent was in accordance with Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.

Pursuant to Rule 14c-2 under the Exchange Act, actions taken by written consent without a meeting of the stockholders cannot become effective until twenty (20) days after the mailing of this information statement to our stockholders.  However, on April 4, 2014, the Secretary of State approved an amendment to increase our authorized shares to 600,000,000, and on June 10, 2014, approved a subsequent amendment to increase the authorized shares further to 2,000,000,000. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken. This information statement will be mailed on or about July 21, 2014 to stockholders of the Record Date.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT
 JULY 21, 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A   PROXY.

By Order of the Board of Directors

July 18 , 2014	/s/ Erik Klinger
Erik Klinger Chief Executive Officer and Sole Director

FOREX INTERNATIONAL TRADING CORP.
400 CONTINENTAL BLVD.
SUITE 600, EL SEGUNDO, CA 90245
____________________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders
____________________________________________

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

In this Information Statement we refer to Forex International Trading Corp., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Forex International Trading Corp., a Nevada corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of July 10, 2014 (the “Record Date”) by the majority stockholders, Micrologic Design Automation, Moshe Har Adir, and GV Global Communications (the “Majority Stockholders”).  As of the Record Date, the Majority Stockholders held of record 275,513,900 possible votes outstanding. As a result, the Majority Stockholders holdings represent 51.27% of the total outstanding shares.

Action by Written Consent

On or about July [18], 2014, the Majority Stockholders approved the following proposals, which were approved by the Board of Directors on July 10, 2014:

•
To ratify, adopt and approve an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) to increase the Company’s authorized Common Stock from 400,000,000 shares to 2,000,000,000 shares, par value $0.0001

•	To amend the Articles of Incorporation to effect up to a one-for-ten thousand (1-10,000) reverse stock split of the Company’s Common Stock (the “Reverse Split”)

The Amendment and Reverse Split (together, the “Actions”) are more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our shareholders of the action taken by the Written Consent before it becomes effective.

Pursuant to Rule 14c-2 under the Exchange Act, actions taken by written consent without a meeting of the stockholders cannot become effective until twenty (20) days after the mailing of this information statement to our stockholders.  However, on April 4, 2014, the Secretary of State approved an amendment to increase our authorized shares to 600,000,000, and on June 10, 2014, approved a subsequent amendment to increase the authorized shares further to 2,000,000,000. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken. This information statement will be mailed on or about July 18, 2014 to stockholders of the Record Date.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Majority Stockholders pursuant to the Written Consent.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the Majority Stockholders to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

To approve the proposals, the affirmative vote of a majority of the voting rights of the common stock and other shares holding voting rights is required. Consent in favor of the proposal has already been received from three stockholders holding approximately 51.27% of the voting securities of the Company. Therefore, no other shareholder consents need to be obtained in connection with this Information Statement.

Do I have appraisal rights?

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with appraisal rights in connection with the Action discussed in this Information Statement.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

PROPOSAL 1: AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 400,000,000 SHARES TO 2,000,000,000 SHARES

The Company’s Articles of Incorporation authorized the issuance of 400,000,000 shares of Common Stock, par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value of $0.00001 per share. On July 10, 2014, the Board of Directors of the Company approved the Certificate of Amendment of our Articles of Incorporation, to increase the amount of authorized common stock of the Company from 400,000,000 shares to 2,000,000,000 shares of Common Stock, par value $0.0001 per share (the “Amendment”).

On April 4, 2014, the Secretary of State approved an amendment to increase our authorized shares to 600,000,000, and on June 10, 2014, approved a subsequent amendment to increase the authorized shares further to 2,000,000,000.  The increase in our authorized common stock to 2,000,000,000 shares therefore became effective on June 10, 2014.

Reason for Increase in Authorized Shares

The general purpose and effect of the amendment to the Company’s Articles of Incorporation in authorizing two billion (2,000,000,000) shares of Common Stock is to facilitate various financing agreements to enable the company to continue its current business operations.

Advantages, Disadvantages and Effects of the Proposed Increase in the Authorized Common Stock

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any additional shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed hereof, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this Action. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Action with the intent that it be utilized as a type of anti-takeover device.

Dissenter’s Rights of Appraisal

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Amendment discussed in this Information Statement

PROPOSAL 2: AMENDMENT TO ARTICLES OF INCORPORATION, AS AMENDED, TO EFFECT UP TO A 10,000 TO 1  REVERSE STOCK SPLIT

Description of the Reverse Stock Split

On July 10, 2014, the Company’s Board of Directors (the “Board”) and on July 10, 2014 the Majority Stockholders owning a majority of the Company’s voting securities, believing it to be in the best interests of the Company and its stockholders, approved a resolution authorizing an amendment to our Articles of Incorporation and/or such other action as the Company deems necessary to authorize the Board of Directors to effect a reverse stock split for the purpose of increasing the per-share market price of our Common Stock in order to enhance our ability to attract investment and support for our shares in the market, as well as to broaden the potential audience for our Company, and for other purposes as described below in this Information Statement. Pursuant to the Reverse Split, up to 10,000 outstanding shares of Common Stock would be combined into one share of Common Stock.

The Company believes that a range of ratios (as opposed to approval of a specified ratio) provides the Board of Directors with maximum flexibility to achieve the purpose of the reverse stock split, being to meet the minimum price per share requirements of the New York Stock Exchange or NASDAQ, and, therefore, is in the best interests of the Company and shareholders.  No scrip or fractional shares will be issued if, as a result of the Reverse Split, a stockholder would otherwise become entitled to receive a fractional share of Common Shares.  In lieu of issuing fractional shares, the Company will round up to one whole share of Common Shares in the event a stockholder would be entitled to receive a fractional share of Common Shares.

The reasons for the Reverse Split, and certain risks associated with the Reverse Split and related information, are described below.

Reasons for the Reverse Split

The Board of Directors believes that it is in the best interests of the Company to possibly eventually pursue a listing on the New York Stock Exchange or NASDAQ (together, the “Exchanges”). The sole purpose of the Reverse Split is to meet the minimum listing requirements of the Exchanges, which require the regular bid price at time of listing must be $3.00 per share.  The Reverse Split will allow our Common Shares to reach the Exchange’s minimum bid threshold.  The benefits to listing on an Exchange include, among other things:

●           immediate access to a much larger national financial market;
●           immediate access to institutional and other large-scale investors;
●           the ability to market and publicize performance and other relevant information to a much larger audience; and
●           the ability to provide our shareholders with access to a national stock exchange wherein their shares will be available to a much broader market.

If the resolution is approved, the Reverse Split would be implemented, if at all, only upon a determination by the Board of Directors that it is in the best interests of the Company at that time. In connection with any determination to implement the Reverse Split, the Board of Directors will set the timing for the Reverse Split to become effective, which the Board of Directors currently anticipates will be as soon as practicable following the Meeting. No further action on the part of the shareholders would be required in order for the Board of Directors to implement the Reverse Split. If the Board of Directors does not implement the Reverse Split prior to the next annual meeting of the shareholders, the authority granted by the ordinary resolution to implement the Reverse Split on these terms would lapse and be of no further force or effect. The resolution also authorizes the Board of Directors to elect not to proceed with, and abandon, the Reverse Split at any time if it determines, in its sole discretion, to do so.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. The actual number of shares required to convert or extinguish certain of the Company’s outstanding convertible debt will depend on the trading price of the Common Stock, and the ability of management to negotiate, modify, or extinguish portions of the outstanding convertible debt.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Company’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is affected and the market price of the Company’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

The Board may delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. The Board believes that approval of this discretion provides the Board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its shareholders.

Procedure for Effecting a Reverse Stock Split and Effect on Stock Certificates

If the Board of Directors decides to implement the Reverse Stock Split, the Company will be required to file with the Secretary of State of the State of Nevada articles of amendment to the Company’s Articles of Incorporation (as previously amended). The Reverse Stock Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of any Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders, holding the stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your new shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. If a Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates. On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

The Reverse Split will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which shall occur at such time as determined by the Board of Directors, but no sooner than 20-days after the mailing of this Information Statement. The Board of Directors, at its discretion, may file the Articles of Amendment or abandon it, if the Board of Directors determines that such action is not in the best interests of the Company and its shareholders.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase significantly.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Rights of Dissenters With Respect to the Corporate Actions

Under Nevada law, the Company’s stockholders are not entitled to appraisal rights with respect to the Reverse Split.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken,” the Board, consisting of the sole member, Erik Klinger, approved the Amendment, and Majority Stockholders of the Company further approved the Amendment. Erik Klinger is the sole director, and President and Chief Executive Officer of the Company.

Except the foregoing and disclosed elsewhere in this Information Statement, since January 1, 2013, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our sole director and officer is listed below in the section entitled "Principal Shareholders and Security Ownership of Management".  To our knowledge, the sole director does not have any substantial interest, direct or indirect, in the Amendment that is not shared by all other stockholders.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, the Company had (1) 481,909,629  shares of Common Stock issued and outstanding, (2) were 45,000 shares of Series B Preferred Stock issued and outstanding (which are entitled to 15,000,000 votes), and (3) 700 shares of Series C Preferred Stock issued and outstanding (which are entitled to 38,500,000 votes). Therefore, the number of votes outstanding is 535,409,629.

Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $0.30 per share representing 15,000,000 common shares. Furthermore, the Series B Preferred Stock votes on an as-converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

Each share of Series C Preferred Stock is convertible, at the option of the shareholder, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined herein).  The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10 day trading period prior to the conversion.  The stated value is $11.00 per share (the “Stated Value”).  The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into.

On July [xx], 2014, the holders of 51.27% of the Company’s possible votes outstanding,  executed and delivered to the Company the Written Consent approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

Section 78.320 of the Nevada Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of July [10], 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 17, 2014. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of July 17, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 400 Continental Blvd, Suite 600, El Segundo, CA 90245.

Name of Beneficial Owner and Address	Voting Shares Owned Fully Diluted	Percent of Shares Owned Fully Diluted(1)

5% Shareholders
Micrologic Design Automation(2)	200,000,000	37.35%
GV Global Communications, Inc. (3)	59,521,900	11.11%

Moshe Har Adir (4)	15,000,000	2.80%

Directors and Executive Officers
Erik Klinger	0	0%

All directors and officers as a group	0	0%

1)
Based on 535,409,629 shares of outstanding voting stock constituting: 481,909,629 shares of common stock issued and outstanding; 45,000 shares of Series B Preferred Stock issued and outstanding (which are entitled to 15,000,000 votes), and 700 shares of Series C Preferred Stock issued and outstanding (which are entitled to 38,500,000 votes) as of July [10], 2014.

2)	Micrologic Design Automation owns 200,000,000 shares of Common Stock.
3)
GV Global owns 700 Series C Preferred Shares (100% of the outstanding Series C Preferred Shares) with voting rights for 38,500,000 shares. GV Global is also owed 21,021,900 common shares in a pending adjustment to prior issuances.

3)	Moshe Har Adir owns 45,000 Series B Preferred Shares (100% of the outstanding Series B Preferred Shares) with voting rights for 15,000,000 shares.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Forex International Trading Corp., Ave. 400 Continental Blvd., Suite 600, El Segundo CA 90245, Attention: Erik Klinger. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 31, 2014, or as soon thereafter and is practicable.

By Order of the Board of Directors

Date: July 17 , 2014	/s/ Erik Klinger
Erik Klinger
President and Chief Executive Officer